Exhibit 1.1

[●] Shares of Common Stock

Limbach Holdings, Inc.

UNDERWRITING AGREEMENT

December [●], 2016

D.A. DAVIDSON & CO.

as Representative of the several Underwriters

c/o          8 Third Street North

The Davidson Building

Great Falls, Montana 59401

Ladies and Gentlemen:

Limbach Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule A hereto (the “Underwriters,”), acting severally and not jointly, for whom D.A. Davidson & Co. is acting as representative (in such capacity, the “Representative”), an aggregate of [●] shares (the “Company Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and certain stockholders of the Company named in Schedule B hereto (the “Selling Stockholders”) propose to sell to the Underwriters, acting severally and not jointly, the respective number of shares of Common Stock set forth on Schedule B hereto (the “Selling Stockholder Shares” and, together with the Company Firm Shares, the “Firm Shares”). In addition, the Company has granted to the Underwriters, acting severally and not jointly, an option to purchase all or any part of up to an additional [●] shares of Common Stock (the “Option Shares”) as provided in Section 2 hereof. The Firm Shares and, if and to the extent such option is exercised, the Option Shares, are collectively called the “Shares.”

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-214838), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the financial statements, exhibits and schedules thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (collectively, the “Rules and Regulations”), is called the “Registration Statement;” provided, that in the event of any amendment thereto after the effective date thereof and before the Closing Date (as hereinafter defined), including a registration statement (if any) filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) Registration Statement”) to register additional shares of Common Stock, the term “Registration Statement” shall include such amendment (but only as of and from the effective date thereof).

As used in this Agreement:

“Disclosure Package” means the Sale Preliminary Prospectus and the pricing terms set forth in Annex I to this Agreement.

“Preliminary Prospectus” means each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act that was used after such effectiveness and prior to the execution and delivery of this Agreement.

“Prospectus” means the final prospectus supplement in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act.

“Sale Preliminary Prospectus” means the Preliminary Prospectus dated [______], 2016.

“Subsidiaries” means Limbach Holdings LLC, Limbach Facility Services LLC, Limbach Company LLC, Harper Limbach LLC, Harper Limbach Construction LLC and Limbach Company LP.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

For purposes of the Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

1.           Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)          Each of the Registration Statement and any amendment thereto has been declared effective by the Commission under the Act. The Company has complied with all requests of the Commission for additional or supplemental information relating to the Registration Statement. Copies of the Registration Statement, each Preliminary Prospectus, and the Prospectus, any amendments or supplements thereto, and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one executed copy of the Registration Statement and of each amendment thereto) have been delivered or made available to the Underwriters.

(b)          No order preventing or suspending the effectiveness of the Registration Statement or any amendment thereto or the use of any Preliminary Prospectus has been issued to the Company by the Commission nor has the Company received notice that any proceedings have been instituted or, to the Company’s knowledge, threatened for that purpose.

(c)          Each of the Sale Preliminary Prospectus and the Registration Statement conforms, and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform, in all respects to the requirements of the Act and the Rules and Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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The Registration Statement, at the time it became effective, at the Closing Date, and at any applicable Option Closing Date, as the case may be, did not and, as amended or supplemented, as applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, as of its date, the Closing Date, and at any applicable Option Closing Date, as the case may be, and the Sale Preliminary Prospectus, and any amendment or supplement thereto, as of ● [a.m./p.m.] Eastern Time on the date of this Agreement (the “Initial Sale Time”), do not and, as then amended or supplemented by the Company, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Initial Sale Time, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or the Sale Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for inclusion therein as identified in Section 12 hereof.

(d)          At the time of the filing of the Registration Statement, the Company was, and the Company currently is, an “ineligible issuer,” as defined in Rule 405 under the Act. The Company has not prepared, used or referred to, and will not prepare, use or refer to, a free writing prospectus, as such term is defined in Rule 405 under the Act (a “Free Writing Prospectus”) in connection with the offer and sale of the Shares

(e)          The Company (A) has not engaged in any Testing-the-Waters Communications and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications.

(f)          From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(g)          Except as may be required by applicable law, regulation or stock exchange requirement, prior to the later of (A) the expiration or termination of the option granted to the several Underwriters in Section 3(c) hereof, (B) the completion of the Underwriters’ distribution of the Shares, and (C) the expiration of 25 days after the date of the Prospectus, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package, or the Prospectus.

(h)          There are no contracts, agreements or other documents of the Company, any Subsidiary or any other entity or joint venture controlled directly or indirectly by the Company that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or filed as exhibits to the Registration Statement which have not been so described or filed as required by the Act and the Rules and Regulations. Each description of a contract, agreement or other document in the Registration Statement and the Prospectus, insofar as they purport to constitute summaries of the documents referred to therein, are fair summaries in all material respects.

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(i)          There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, the Prospectus and the Disclosure Package which have not been described as required.

(j)          The consolidated financial statements of the Company, together with the related notes and schedules thereto, filed as part of the Registration Statement or included in the Disclosure Package and the Prospectus, comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and fairly present, in all material respects, the financial position of the Company and of the Subsidiaries as of the dates indicated, and the results of operations and changes in financial position, statement of operations, stockholders’ equity and cash flows of the Company and of the Subsidiaries for the periods therein specified; and said consolidated financial statements have been prepared in conformity with U.S generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except in the case of unaudited interim financial statements, subject only to normal year-end adjustments and the exclusion of certain footnotes as permitted by the permitted by applicable rules of the Commission). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary and selected consolidated financial data included in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the audited financial statements presented therein and the books and records of the Company and its Subsidiaries. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be filed as part of the Registration Statement or included in the Disclosure Package or the Prospectus. There are no material liabilities or obligations (including any off-balance sheet arrangements (as defined in Regulation S-K, Item 303(a)(4)(ii)) or “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46) not disclosed in the Registration Statement, the Disclosure Package or the Prospectus that are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board (United States) (“PCAOB”), has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Disclosure Package and the Prospectus. Each forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, Disclosure Package or the Prospectus was so included by the Company in good faith and with a reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstance.

(k)          Crowe Horwath LLP, who has certified and expressed its opinion with respect to certain financial statements and the related notes and supporting schedules thereto in the Registration Statement, the Disclosure Package and the Prospectus, are (A) independent registered public accountants with respect to the Company and the Subsidiaries within the meaning of the Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) as required by the Act, (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, and (C) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

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(l)          The Company and each Subsidiary maintains a system of internal controls over financial reporting that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the Prospectus, and the Disclosure Package.

(m)          This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles, and except as obligations of the Company under the indemnification provisions hereof may be limited under federal or state securities laws and public policy relating thereto.

(n)          The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and as described in the Registration Statement, Disclosure Package and Prospectus, including the issuance, sale and delivery of the Shares by the Company and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds” and compliance by the Company with its obligations hereunder, have been authorized by all necessary corporate action and do not and will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default or Repayment Event (as defined below) (or an event which with notice or lapse of time, or both, would constitute a default or Repayment Event) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, except for such breaches, violations or defaults, which would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below) or (ii) violate any judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect; or (iii) violate or conflict with any provision of the articles or certificate of incorporation, formation or organization, charter, bylaws, operating agreement, partnership agreement or other governing documents of the Company or any of its Subsidiaries. No consent, approval, authorization, order or decree of any court or governmental or regulatory agency or body, or any arbitrator having jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (x) such as have been made or obtained under the Act, (y) as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein or (z) such as may be required pursuant to the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any portion of such indebtedness by the Company or any of its Subsidiaries.

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(o)          The Company Firm Shares and the Option Shares have been duly authorized and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable; the issuance and sale, as applicable, of the Shares is not subject to preemptive or other similar rights; and there are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except to the extent that such rights have been duly waived.

(p)          Other than as contemplated by this Agreement or described in each of the Sale Preliminary Prospectus and the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(q)          The Common Stock is listed on The NASDAQ Capital Market under the symbol “LMB.” The Company has taken no action intentionally to terminate the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The NASDAQ Capital Market, nor has the Company received any notification that the Commission or The NASDAQ Capital Select Market is contemplating terminating such registration or listing. Additionally, the Company’s Public Warrants are designated for quotation on the OTCQB under the symbol “LMBHW”. The Company has taken no action intentionally to terminate the registration of the Public Warrants under the Exchange Act or the quotation of the Public Warrants on the OTCQB, nor has the Company received any notification that the Commission or the OTCQB is contemplating terminating such registration or listing. As used herein, “Public Warrants” refers to the Company’s outstanding warrants to purchase 2,300,000 shares of Common Stock at an exercise price of $11.50 per whole share.

(r)          There are no transfer taxes or other similar fees or charges under United States federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(s)          The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, and is qualified to do business and is in good standing in each other jurisdiction in which the ownership or lease of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a material adverse effect upon the condition (financial or otherwise), earnings, operations, management, properties, business or Business Prospects (as defined below) of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). “Business Prospects” refers to projects (1) included in the Company’s contract backlog as of the date hereof; (2) for which the Company has submitted bids that are pending as of the date hereof; (3) involving the current or prospective receipt of services revenue by the Company; and (4) which have not yet been included in the Company’s contract backlog due to the awards for such projects being unsigned; in each case considered in the aggregate. Each Subsidiary has been duly incorporated or organized and is in good standing under the laws of its jurisdiction of incorporation or organization and is qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of properties or the conduct of its business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect. The Company and its Subsidiaries have all requisite power and authority to own their respective properties and to conduct their respective businesses as currently being carried on and as described in the Registration Statement, Disclosure Package and Prospectus.

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(t)          The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Prospectus, and the Disclosure Package (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus and the Disclosure Package or upon exercise of outstanding options pursuant to stock option plans described in the Disclosure Package and the Prospectus). The Common Stock conforms in all material respects to the description contained in each of the Prospectus and the Disclosure Package. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement, the Prospectus, and the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus and the Disclosure Package accurately and fairly summarize, in all material respects, such plans, arrangements, options and rights.

(u)          The Subsidiaries are the only subsidiaries, direct or indirect, of the Company that constitute “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company does not own or control, directly or indirectly, any corporation, limited liability company, partnership or other legal person.

(v)         All the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued and as to those Subsidiaries which are corporations, are fully paid and nonassessable; and all such outstanding shares of capital stock or other equity interests of each Subsidiary have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. All outstanding shares of capital stock or other equity interests of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries, free and clear of any security interests, claims, liens or encumbrances.

(w)          Except for restrictions disclosed in the Registration Statement, Disclosure Package and Prospectus that are imposed by (i) applicable loan or credit facilities, (ii) any bonding facility, (iii) applicable law or (iv) its organizational documents, no Subsidiary is currently restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other equity interests or from repaying any loans or advances made by the Company to such Subsidiary, and no Subsidiary is restricted from transferring any of its property or assets to the Company.

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(x)          Neither the Company nor any Subsidiary is (i) in violation of its articles or certificate of incorporation, formation or organization, bylaws, operating agreement, partnership agreement or other governing documents, as applicable, (ii) in violation of any judgment, decree, order, statue, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) in violation, breach or default of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any such Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any such Subsidiary is subject, except, in the case of clauses (ii) and (iii), where any such violation, breach or default would not have, individually or in the aggregate, a Material Adverse Effect.

(y)          The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all items of personal property, described as being owned by them in each of the Registration Statement, the Prospectus, and the Disclosure Package that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except as (i) do not materially interfere with the current or reasonably anticipated use of such properties, taken as a whole, and (ii) described in each of the Registration Statement, the Prospectus, and the Disclosure Package (including pursuant to any credit or bonding facility, or document entered into in connection therewith); and any real and personal property held under leases by the Company and its Subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material and do not materially interfere with the use of such properties by the Company and its Subsidiaries.

(z)          Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in each of the Registration Statement, the Prospectus, and the Disclosure Package. None of the Company or its Subsidiaries has received any written notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how.

(aa)         Except to the extent that the Company and its Subsidiaries are self-insured as described in each of the Registration Statement, the Prospectus, and the Disclosure Package, the Company and its Subsidiaries have insurance coverage in such amounts and with such deductibles and covering such risks that the Company deems to be adequate to protect the Company and its Subsidiaries and their respective businesses and as are customary for their respective businesses, including policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and natural disasters, general liability and directors’ and officers’ liability. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a comparable cost. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied during the last five years. There are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims as would not have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have in effect performance and payment bonds that the Company deems to be adequate for the conduct of their respective businesses as currently conducted, and neither the Company nor any of its Subsidiaries has knowledge that it will not be able to renew its existing performance and payment bonds or obtain new bonds as may be necessary to continue its business.

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(bb)       The Company and its Subsidiaries have filed all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), Section 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax (collectively “Tax” or “Taxes”) returns, declarations, reports, claims for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (collectively, “Tax Returns”) that are required to be filed, or has requested extensions thereof, other than non-federal Tax Returns that if not filed would not have, individually or in the aggregate, a Material Adverse Effect, and have paid or made provision for the payment of all Taxes required to be paid by any of them (whether or not shown on any Tax Return) and, if due and payable, any related assessment, fine, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person, other than those that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the financial statements referred to in Section 1(j) above in respect of all Taxes for all periods as to which the Tax liability or obligation of the Company or any of its Subsidiaries has not been finally determined. No Tax deficiency has been asserted or, to the Company’s knowledge, threatened against the Company.

(cc)       The Company and each of its Subsidiaries have all consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits issued by the appropriate public, regulatory or governmental agencies and bodies, relevant to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as described in each of the Registration Statement, the Prospectus, and the Disclosure Package, except as would not have, individually or in the aggregate, a Material Adverse Effect. The conduct of the business of the Company and each of the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(dd)       Since the date as of which information was given in the Registration Statement, the Prospectus, and the Disclosure Package, (i) there has been no change or development that would have a Material Adverse Effect (a “Material Adverse Change”); (ii) there have been no transactions entered into by the Company or its Subsidiaries which would materially and adversely affect the Company or its Subsidiaries, taken as a whole; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on its equity securities; (iv) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent, other than pursuant to contracts related to construction projects awarded to the Company in the ordinary course of business; and (v) there has not been (A) any issuance of warrants, convertible securities or other rights to purchase equity securities of the Company or the capital stock or membership, partnership or other equity interests of any Subsidiary, or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company or any Subsidiary, other than borrowings after such dates under the credit facilities described in each of the Registration Statement, the Prospectus, and the Disclosure Package. Neither the Company nor any of its Subsidiaries has any contingent liabilities which are not disclosed in each of the Registration Statement, the Prospectus, and the Disclosure Package that are material to the Company and its Subsidiaries, taken as a whole.

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(ee)        There is not pending or, to the knowledge of the Company, threatened or contemplated, any investigation, action, suit or proceeding to which the Company or any Subsidiary is a party or to which any of their assets may be subject, before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator, the disposition of which, individually or in the aggregate, would (i) have a Material Adverse Effect, or (ii) materially and adversely affect the Company’s performance under this Agreement or the consummation of any of the transactions contemplated hereby; and there are no current or pending actions, suits or proceedings that are required under the Act to be described in the Registration Statement, the Prospectus or the Disclosure Package that are not so described.

(ff)         There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required

(gg)       The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). None of the Company or any Subsidiary is, or after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(hh)       Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act.

(ii)          Each of the Company and its Subsidiaries, and each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company and its Subsidiaries or their “ERISA Affiliates” (as defined below) have any liability (each, a “Plan”), are in compliance in all material respects with all applicable statutes, rules and regulations, including ERISA and the Code. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. To the knowledge of the Company, each “multiemployer plan”, as defined in Section 4001 of ERISA, to which the Company or its Subsidiaries contributes is in compliance with all applicable statutes, rules and regulations, including ERISA and the Code. With respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (d) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under (i) Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA), or (ii) Sections 412 or 4971 of the Code, except, in each case, as would not result in a Material Adverse Effect. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred or is expected to occur, whether by action or by failure to act, which would cause the loss of such qualification.

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(jj)         No hazardous substances, hazardous wastes, pollutants or contaminants (i) have been released, deposited or disposed of in, on or under any properties during the period in which the Company or any Subsidiary has owned, leased, managed, controlled or operated such properties; or (ii) have been released, deposited or disposed of by or on behalf of the Company in, on or under any such properties, in the case of each of clauses (i) and (ii) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any release, violation or remedial action (other than remedial actions of the type routinely carried out at facilities of like character to those operated by the Company and its Subsidiaries) which would not have, individually or in the aggregate with all such releases, violations or remedial actions, a Material Adverse Effect.

(kk)        No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(ll)          The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form requested by the Underwriters, of those individuals set forth on Annex II hereto.

(mm)      The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, and its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in providing reasonable assurance that material information relating to the Company and its Subsidiaries is made known to such persons, including during the period when the Company prepares its periodic reports to be filed with or furnished to the Commission. The Company does not have knowledge of (a) except as disclosed in the Registration Statement, Disclosure Package and Prospectus, any material weaknesses in its internal controls over financial reporting or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(nn)       All statistical or market-related data included in the Registration Statement, the Prospectus, and the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(oo)       To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders that are required to be described in the Registration Statement, the Prospectus, and the Disclosure Package and that are not so described as required.

(pp)       Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. Company and the Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

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(qq)       The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted. The Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in with applicable regulatory standards and customary industry practices.

(rr)         The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

(ss)        There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

(tt)         The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(uu)       None of the Company, any of the Subsidiaries, or, to the knowledge of the Company, any officer, director, agent, employee, affiliate or representative of the Company or any of its subsidiaries who is an individual or entity (“Person”) (i) has violated or is in violation of any provision laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder or (ii) is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

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(vv)       Except as described in the Sale Preliminary Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

2.           Representations and Warranties of the Selling Stockholders.

Each Selling Stockholder represents and warrants, severally and not jointly, to each of the Underwriters as follows:

(a)          The Registration Statement, at the time it became effective, at the Closing Date, and at any applicable Option Closing Date, as the case may be, did not and, as amended or supplemented, as applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, as of its date, the Closing Date, and at any applicable Option Closing Date, as the case may be, and the Sale Preliminary Prospectus, and any amendment or supplement thereto, as of the Initial Sale Time, do not and, as then amended or supplemented by the Company, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Initial Sale Time, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or the Sale Preliminary Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for inclusion therein as identified in Section 12 hereof; provided further, that in each case the representations and warranties set forth in this Section 3(a) apply only to statements in or omissions from the Registration Statement, the Prospectus, the Sale Preliminary Prospectus and the Disclosure Package, in each case at the time and as amended or supplemented as described above in this Section 2(a), made in reliance upon and in conformity with information relating to the Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the name of the Selling Stockholder, the number of offered shares and the address and other information with respect to the Selling Stockholder (excluding percentages) that appear in the table (and corresponding footnotes) under the heading “Principal and Selling Stockholders” (collectively, the “Selling Stockholder Information”). The Selling Stockholder is not prompted to sell such Selling Stockholder’s Selling Stockholder Shares hereunder by any information concerning the Company or any Subsidiary which is not set forth in the Disclosure Package or the Prospectus.

(b)          This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

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(c)          The Selling Stockholder is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable.

(d)          There are no material agreements or arrangements relating to the Company and its Subsidiaries to which the Selling Stockholder (or, to such Selling Stockholder’s knowledge, any affiliate of such Selling Stockholder) is a party, which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits thereto that are not so described or filed.

(e)          The execution and delivery of this Agreement and the sale and delivery of the Selling Stockholder Shares and the consummation of the transactions contemplated herein, and compliance by the Selling Stockholder with its obligations hereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Selling Stockholder Shares to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject (except for such conflicts, breaches, defaults, taxes, liens, charges or encumbrances that would not, individually or in the aggregate, have a material adverse effect on the Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of (A) the articles or certificate of incorporation, formation or organization, charter, bylaws, operating agreement, partnership agreement or other governing documents of the Selling Stockholder, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties (except, in the case of clause (B) only, for such violations that would not, individually or in the aggregate, have a material adverse effect on the Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement).

(f)          The Selling Stockholder is, and on the Closing Date will be, the record and beneficial owner of the Selling Stockholder Shares, or have a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Selling Stockholder Shares to be sold by the Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Selling Stockholder Shares to be sold by the Selling Stockholder or a security entitlement in respect of such Selling Stockholder Shares.

(g)          Upon payment by the Underwriters for the Selling Stockholder Shares, delivery of such Selling Stockholder Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Selling Stockholder Shares in the name of Cede or such other nominee and the crediting of such Selling Stockholder Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Selling Stockholder Shares and no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Selling Stockholder Shares may be validly asserted against the Underwriters with respect to such security entitlement; assuming that when such payment, delivery and crediting occur, (x) such Selling Stockholder Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC is a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries crediting the Selling Stockholder Shares to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

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(h)         The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Selling Stockholder Shares.

(i)          No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign (each, a “Governmental Entity”), is necessary or required for the performance by the Selling Stockholder of its obligations hereunder, or in connection with the sale and delivery of the Selling Stockholder Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or already been obtained or as may be required under the Act, the Rules and Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of FINRA.

(j)           The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than those rights that have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus and have been waived.

(k)          The Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any Free Writing Prospectus, and has not distributed any prospectus or other written materials in connection with the offer or sale of the Selling Stockholder Shares.

(l)          Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA

(m)          Except for this Agreement, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n)          There are no transfer taxes or other similar fees or charges under United States federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholder of the Selling Stockholder Shares.

(o)          Prior to the later of (A) the expiration or termination of the option granted to the several Underwriters in Section 3(c) hereof, (B) the completion of the Underwriters’ distribution of the Shares and (C) the expiration of 25 days after the date of the Prospectus, the Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus.

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(p)          The Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of United States sanctions administered by OFAC.

3.           Purchase, Sale and Delivery of Common Stock.

(a)          On the basis of the representations, warranties and agreements herein contained, and on the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the several Underwriters and the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions stated hereinafter, agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, respectively, the respective numbers of Firm Shares set forth in Schedule A hereto opposite its name at [●] dollars and [●] cents ($[●]) per share (the “Purchase Price”).

(b)          Delivery of the Firm Shares to be purchased by the Underwriters against payment therefor shall be made as provided in Sections 3(d) and 3(e) below at [●]a.m. Eastern time on [______], 2016 or at such other time and date not later than [●] business days after such date as the Representative shall designate by notice to the Company, such time and date of payment and delivery being herein called the “Closing Date.”

(c)          In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company grants an option to the Underwriters to purchase the Option Shares from the Company at the Purchase Price, and the Underwriters shall have the right to purchase, severally and not jointly, the Option Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Option Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Option Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time or from time to time in whole or in part upon notice by the Underwriters to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of each delivery of Option Shares, if subsequent to the Closing Date, is referred to herein as the “Option Closing Date” and shall be determined by the Underwriters and shall not be later than five business days after delivery of such notice of exercise. If any Option Shares are to be purchased, each Underwriter agrees to purchase all Option Shares with respect to which the option has been exercised, and the Company agrees to sell such number of Option Shares to such Underwriter. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)          Payment for the Shares shall be made by the several Underwriters on the Closing Date (and any applicable Option Closing Date) by wire transfer of immediately available funds to the order of the Company or the Selling Stockholders, as applicable, against delivery of the respective Shares from the Company and each respective Selling Stockholder.

(e)          The Company and the Selling Stockholders shall deliver, or cause to be delivered, a credit representing their respective portions of the Firm Shares to the respective account or accounts at the Depository Trust Company, New York, New York (“DTC”), as designated by the several Underwriters for the accounts of such Underwriters at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, a credit representing the Option Shares that each Underwriter has agreed to purchase at the Closing Date (or any applicable Option Closing Date, as the case may be), to an account or accounts at DTC as designated by the several Underwriters for each Underwriter’s respective account, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters hereunder.

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(f)          The Firm Shares and Option Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Option Shares shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

(g)          Not later than 12:00 noon, Eastern Time on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriters shall reasonably request.

4.           Offering by the Underwriters.

The Underwriters hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus and the Disclosure Package, their respective portions of the Firm Shares (and Option Shares, as the case may be) as soon after the Registration Statement and this Agreement have become effective, in their sole judgment.

5.           Covenants of the Company and the Selling Stockholders.

The Company and each Selling Stockholder covenants and agrees with each Underwriter as follows:

(a)          The Company will notify the Underwriters promptly (i) of the time when any post-effective amendment to the Registration Statement has become effective; (ii) any supplement to the Prospectus or the Sale Preliminary Prospectus has been filed; (iii) of the receipt of any comments from the Commission; and (iv) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or the Sale Preliminary Prospectus or additional information relating thereto. If the Company has elected to rely on Rule 430A under the Act relating to the Shares, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A, if applicable. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act relating to the Shares, the Company will prepare and file a Rule 462(b) Registration Statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b). During the Distribution Period, the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 424(b)), or any amendment, supplement or revision to the Prospectus or the Sale Preliminary Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel to the Underwriters shall reasonably object.

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(b)          The Company will advise the Underwriters, promptly after the Company receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or quoted for trading on The NASDAQ Capital Market, or of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose; and the Company will use its best efforts to prevent the issuance of any stop order or suspension or to obtain its withdrawal if such a stop order or suspension should be issued.

(c)          During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or a dealer (the “Distribution Period”), the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in effect, so far as necessary to permit the sale and distribution of the Shares by the Underwriters as contemplated by the provisions hereof and the Prospectus. If, during the Distribution Period, the Sale Preliminary Prospectus is being used to solicit offers to purchase Shares at a time when the Prospectus is not yet available and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Sale Preliminary Prospectus in writing in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Sale Preliminary Prospectus to comply with applicable law, the Company shall promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Sale Preliminary Prospectus so that the statements in the Sale Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when the Sale Preliminary Prospectus is delivered to a prospective purchaser, be misleading or so that the Sale Preliminary Prospectus, as amended or supplemented, will comply with applicable law. If during the Distribution Period any event occurs, or fails to occur, as a result of which, in the judgment of the Company or the Selling Stockholders or in the opinion of the Underwriters, (i) the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or (ii) it becomes necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, then the Company will promptly notify the Underwriters and will prepare and file with the Commission, and furnish at its own expense to the Underwriters, an amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act.

(d)          The Company shall cooperate with the Underwriters and counsel for the Underwriters in endeavoring to qualify the Shares for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to service of general process, to qualification to do business as a foreign entity, to registration as a securities dealer or to taxation as a foreign corporation. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required to be filed by it by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of such securities.

(e)          The Company shall furnish to each Underwriter, without charge, copies of (i) the Registration Statement as originally filed (including all exhibits filed therewith), each amendment thereto (without exhibits) and (ii) each of the Preliminary Prospectuses, the Prospectus and all amendments and supplements thereto, in each case as soon as available and, with respect to the documents in clause (ii), in such quantities as the Underwriters may reasonably request.

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(f)          For a period of two years commencing with the date hereof, the Company will furnish to the Underwriters copies of all documents, reports and other information furnished by the Company to the holders of its Common Stock generally except, in each case, if available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

(g)          The Company shall make generally available to holders of the Common Stock as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date on which the Prospectus is filed pursuant to Rule 424(b) under the Act that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(h)          The Company shall apply the net proceeds received by it from the sale of the Shares for the purposes set forth in the Registration Statement, Disclosure Package and Prospectus under the caption “Use of Proceeds” therein.

(i)           The Company and the Selling Stockholders shall not take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(j)           For so long as the shares of Common Stock sold in the offering contemplated by this Agreement are listed on The NASDAQ Capital Market or a comparable securities exchange or market, the Company shall engage and maintain a registrar and transfer agent for the Common Stock.

(k)          The Company shall use its best efforts to maintain the listing of the Common Stock on The NASDAQ Capital Market.

(l)           The Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Act or the Exchange Act during the Distribution Period.

(m)          For a period of 180 days after the date of the Prospectus (the “Lock-Up Period”) the Company shall not, without the prior written consent of the Representative, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or enter into a transaction that would have the same effect; or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise; (2) publicly disclose the intention to make any such offer, sale, hypothecation, pledge, grant or disposition, or to enter into any such transaction, swap, hedge or other arrangement; or (3) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock; provided, however, that the foregoing restrictions do not apply to (i) the registration of the Shares and the sales thereof to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options disclosed as outstanding in the Prospectus and the Disclosure Package, and (iii) the grant of restricted stock or employee stock options not exercisable during the Lock-Up Period pursuant to plans described in the Prospectus and Disclosure Package, (iv) the filing of a registration statement on Form S-8 relating to 800,000 shares of Common Stock reserved for issuance under the Company’s 2016 Equity Incentive Plan, and (v) after the expiration of 90 days from the date of the Prospectus, the filing of a registration statement covering the resale of up to an aggregate of 500,000 shares of Common Stock held by 1347 Investors LLC and FdG HVAC LLC or their affiliates.

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(n)          Neither the Company nor any Selling Stockholder shall use a Free Writing Prospectus in connection with the offering and sale of the Shares or take any actions that would require the Company, the Selling Stockholders or the Underwriters to file a Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations.

(o)          The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(m).

(p)          If at any time following the distribution of any written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(q)          If any Selling Stockholder is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of delivery to the Internal Revenue Service (“IRS”) of the required notice, as described in Treasury Regulations Section 1.897-2(h)(2).

(r)          Each Selling Stockholder will deliver to the Representatives prior to or on the Closing Date a properly completed and executed United States Treasury Department Form W-9 or, as applicable, Form W-8, together with all required attachments to such form.

6.           Costs and Expenses.

(a)          Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid all of the costs, fees, and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the issuance, transfer and delivery of the Shares, including any costs in connection with the qualification of the Shares for offer and sale under state securities laws; (ii) all expenses and fees (including fees and expenses of the Company’s independent registered public accounting firm and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, and the Prospectus; (iii) the fees and expenses of the transfer agent and registrar; (iv) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares; (v) all fees and expenses in connection with the listing of the Shares on The NASDAQ Capital Market; (vi) the costs and expenses of the Company (and not the Underwriters) relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company (and not the Underwriters) and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (vii) all expenses and taxes incident to the sale and delivery of the Shares by the Company. In addition, the Company will pay or reimburse the Underwriters for up to $75,000 of the out-of-pocket costs, fees, and expenses incident to the performance of the Underwriters’ obligations hereunder, including the reasonable fees and disbursements of Underwriters’ counsel (the “Expense Cap”). It is understood, however, that the Expense Cap shall not apply to any payments, contributions, reimbursements or similar owing or made pursuant to Section 8 and Section 10(b) hereof.

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(b)          Notwithstanding the foregoing, each Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Selling Stockholder Shares by such Selling Stockholder to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and other advisors.

7.           Conditions of Underwriters’ Obligations.

The several obligations of the Underwriters to purchase and pay for the Firm Shares as provided herein on the Closing Date and, with respect to the Option Shares, the Option Closing Date, are subject to the accuracy of the Company’s representations and warranties set forth in Section 1 hereof, as of the date hereof and at the Closing Date (as if made at the Closing Date) and, with respect to the Option Shares, as of the Option Closing Date (as if made at the Option Closing Date), to the accuracy of each Selling Stockholder’s representations and warranties set forth in Section 2 hereof, as of the date hereof and at the Closing Date (as if made at the Closing Date), to the timely performance by the Company and each of the Selling Stockholders of its covenants and other obligations hereunder, and to the following additional conditions:

(a)          The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information; all filings required by Rules 424 and 430A under the Act shall have been timely made without reliance on Rule 424(b)(8); and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)          Between the date hereof and the Closing Date (or the Option Closing Date, as the case may be), no Material Adverse Change shall have occurred or become known to the Company that, in the Underwriters’ judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

(c)          The Underwriters shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion of Winston & Strawn LLP, counsel for the Company, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit A attached hereto, which opinion shall be dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters.

(d)          The Underwriters shall have received, on the Closing Date an opinion from Winston & Strawn LLP and Honigman Miller Schwartz and Cohn LLP, each as counsel for the Selling Stockholders, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit B attached hereto, which opinion shall be dated the Closing Date and addressed to the Underwriters.

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(e)          The Underwriters shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion from K&L Gates LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, as to such matters as the Underwriters may reasonably request.

(f)          At the time of the execution of this Agreement, the Underwriters shall have received from Crowe Horwath LLP, independent registered public accountants, a letter dated the date hereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Disclosure Package.

(g)          At the Closing Date and the Option Closing Date, as the case may be, the Underwriters shall have received a letter from Crowe Horwath LLP, independent registered public accountants, to the effect that such firm reaffirms the statements in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date with respect to the financial statements and certain financial information contained in the Prospectus.

(h)          The Underwriters shall have received, on the Closing Date and the Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the Option Closing Date, as the case may be, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that:

(i)          the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

(ii)         for the period from and after the date hereof and prior to the Closing Date or the Option Closing Date, as the case may be, there has not occurred any Material Adverse Change;

(iii)        such officer has examined the Registration Statement and nothing has come to his attention that would lead him to believe that: (1) as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading, and (2) since the effective date of the Registration Statement, there has occurred any event required to be set forth in a supplement to or an amendment of the Prospectus that has not been so set forth in such supplement or amendment;

(iv)        such officer has examined the Prospectus, including any amendments and supplements thereto, and nothing has come to his attention that would lead him to believe that the Prospectus as of its date and the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v)         such officer has examined the Disclosure Package and nothing has come to his attention that would lead him to believe that the Disclosure Package, as of the Initial Sale Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(i)          The Underwriters shall have received, on the Closing Date, a certificate from each Selling Stockholder, dated the Closing Date, to the effect that:

(i)          the representations and warranties of the Selling Stockholder set forth in Section 2 of this Agreement are true and correct, as if made on and as of the Closing Date, and the Selling Stockholder has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)         the Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date.

(j)          The Company has taken all actions necessary to effect the listing of the Shares to be sold hereunder on The NASDAQ Capital Market.

(k)          The Underwriters and counsel for the Underwriters shall have received, on or before each of the Closing Date and the Option Closing Date, as the case may be, such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements, herein contained.

(l)          On or prior to the date hereof, the persons identified on Annex II shall have furnished to the Underwriters lock-up agreements in a form or forms acceptable to the Underwriters, and each such agreement shall be in full force and effect on the Closing Date and the Option Closing Date, as the case may be.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date and, with respect to the Option Shares, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

All opinions, certificates, letters and other documents delivered pursuant to this Section 7 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the reasonable judgment of the Underwriters.

8.           Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act, harmless against any losses, claims, damages, liabilities or expenses (“Losses”), to which such Underwriter may become subject under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriters, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 11 hereof.

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(b)          Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act, to the extent and in the manner set forth in Section 8(a); provided that such Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Selling Stockholder Information.

(c)          Each Underwriter agrees, severally and not jointly, to indemnify and hold the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Act, and each Selling Stockholder, its directors, officers and employees, and each person, if any, who controls the Selling Stockholder within the meaning of the Act, harmless from and against any Losses to which any such person may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, it being understood and agreed upon that the only such information furnished by an Underwriter consists of the information described as such in Section 12 hereof.

(d)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party (i) unless and to the extent the failure results in the forfeiture by the indemnifying party of substantial rights and defenses, (ii) for contribution or (iii) otherwise than under this Section 8. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

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After notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (an Underwriter in the case of subsection (b) above) representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(e)          The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Losses by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (x) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)          If the indemnification provided for in this Section 8 is unavailable or insufficient to hold an indemnified party harmless under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

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The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were to be determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the first paragraph of this subsection (f). The amount paid by an indemnified party as a result of the Losses referred to in the first paragraph of this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (f). Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)          The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have, including liability for Losses incurred by the Underwriters, its officers and employees that arise out of or are based in whole or in part upon (i) any inaccuracy in the representations and warranties of the Company contained herein or (ii) the failure of the Company to perform its obligations hereunder or under law and shall extend, on the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Act. The obligations of the Selling Stockholders under this Section 8 shall be in addition to any liability which each Selling Stockholder may otherwise have, including liability for Losses incurred by the Underwriters, its officers and employees that arise out of or are based in whole or in part upon (i) any inaccuracy in the representations and warranties of such Selling Stockholder contained herein or (ii) the failure of such Selling Stockholder to perform its obligations hereunder or under law and shall extend, on the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Act. The obligations of each Underwriter under this Section 8 shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement, to each person, if any, who controls the Company within the meaning of the Act and to each person, if any, who controls a Selling Stockholder within the meaning of the Act.

(h)          Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred, but in all cases, no later than thirty (30) days after receipt of an invoice by the indemnifying party.

(i)          The parties to this Agreement hereby acknowledge that they are sophisticated business persons and were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in the light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

9.           Representations and Agreements to Survive Delivery.

All representations, warranties and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the Company, each Selling Stockholder and each Underwriter contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such Underwriter or any controlling person thereof, the Company or any of its officers, directors or controlling persons or any Selling Stockholder or any of its officers, directors or controlling persons and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder and any termination of this Agreement. A successor to any Underwriter, to the Company or to any Selling Stockholder, and their respective directors, officers, and controlling persons shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 8.

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10.         Termination.

(a)          The Underwriters shall have the right to terminate this Agreement, by notice as hereinafter specified, at any time at or prior to the Closing Date or, in the case of the Option Shares, prior to the applicable Option Closing Date (i) if there shall have occurred a Material Adverse Change (regardless of whether any loss associated with such Material Adverse Change shall have been insured) or development involving a prospective Material Adverse Change that, in the judgment of the Underwriters, makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Shares; (ii) if there has occurred an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any insurrection or armed conflict involving the United States, or any other calamity or crisis, or material adverse change or development in political, financial or economic conditions having an effect on the U.S. financial markets that, in the judgment of the Underwriters, makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Shares; or (iii) if trading in the Common Stock has been suspended or limited by the Commission or The NASDAQ Capital Market, or if trading in securities generally on either the New York Stock Exchange or The NASDAQ Stock Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by The NASDAQ Capital Market or by order of the Commission or any other governmental authority, or FINRA; (iv) if a general banking moratorium has been declared by federal, Delaware or New York authorities; or (v) if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

(b)          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement for reasons other than the occurrence of one or more events contemplated by Section 10(a)(ii), (iv) or (v), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

(c)          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of a Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason such Selling Stockholder shall be unable to perform its obligations under this Agreement, such Selling Stockholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

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11.         Defaulting Underwriters.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, any Selling Stockholder or the Company. In any such case either (i) the Representative or (ii) the Company and the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Sale Preliminary Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.         Defaulting Selling Stockholder.

If, on the Closing Date, a Selling Stockholder shall fail to sell and deliver the number of Selling Stockholder Shares which such Selling Stockholder is obligated to sell hereunder, and the Company does not exercise the right hereby granted to increase the number of Company Firm Shares to be sold by it hereunder to the total number of Shares to be sold by the Company and such Selling Stockholder hereunder, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 6, 8, 9 and 16 shall remain in full force and effect or (ii) elect to purchase the Shares which the Company and any non-defaulting Selling Stockholder have agreed to sell hereunder. No action taken pursuant to this Section 12 shall relieve such Selling Stockholder from liability, if any, in respect of such default. In the event of a default by any Selling Stockholder as referred to in this Section 12, each of the Representative and the Company shall have the right to postpone the Closing Date for a period not exceeding seven (7) days in order to effect any required change in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements.

13.         Information Furnished by Underwriter.

The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first, second, third and fourth sentences in the first paragraph under the heading "Underwriting—Commissions and Discounts" and the statements in the first, second, third and fourth bullet points in the first paragraph under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids”, in each case contained in the Prospectus; and the Underwriters confirm that such statements are correct.

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14.         Notices.

Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed or delivered:

If to the Representative:

D.A. Davidson & Co.

8 Third Street North

Great Falls, Montana 54903

Attention: Equity Syndicate Department

with a copy to:

K&L Gates LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104

Attention: Christopher J. Voss

If to the Company:

Limbach Holdings, Inc.

31 – 35th Street

Pittsburgh, Pennsylvania 15201

Attention: Chief Executive Officer

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Joel L. Rubinstein

If to the Selling Stockholders:

1347 Investors LLC

150 Pierce Road, 6th Floor

Itasca, Illinois 60143

Attention: Hassan Baqar

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Joel L. Rubinstein

FdG HVAC LLC

c/o FdG Associates

499 Park Avenue, 26th Floor

New York, New York 10022

Attention: David Gellman

with a copy to:

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-3506

Attention: Joshua F. Opperer

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Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

15.         Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8. Nothing in this Agreement is intended or shall be construed to give to any other person any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Shares from the Underwriters merely by reason of such purchase.

16.         Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

17.         Severability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes as are necessary to make it valid and enforceable.

18.         General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Nothing herein contained shall constitute the Underwriters an unincorporated association or partner with the Company or any Selling Stockholder.

19.         No Fiduciary Duty.

Each of the Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, the Underwriters are acting solely as principals and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against any Underwriter with respect to any breach or alleged breach of agency, fiduciary or similar duty in connection with the transactions contemplated hereby or the process leading thereto.

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20.         Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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Please sign and return to the Company and the Selling Stockholders this letter whereupon this letter will become a binding agreement in accordance with its terms.

Very Truly Yours,

LIMBACH HOLDINGS, INC.

By:
Name:
Title:

1347 INVESTORS LLC

By:
Name:
Title:

FDG HVAC LLC

By:
Name:
Title:

Confirmed and accepted by the Representative as of the date hereof.

D.A. DAVIDSON & CO.

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriters

Underwriter	Number of Firm Shares To Be Purchased
D.A. Davidson & Co.
Craig-Hallum Capital Group

Total:

Schedule A

SCHEDULE B

Number of Selling Stockholder Shares to be Sold
1347 Investors LLC
FDG HVAC LLC

Total:

Schedule B

ANNEX I

Pricing Terms

Price per share to the public: $[●]

Offering Proceeds to the Company, before expenses: $[●]

Closing Date: December [●], 2016

Annex I

ANNEX II

Persons Subject to Lock-Up Agreements

Charles A. Bacon, III

Gordon G. Pratt

David S. Gellman

S. Matthew Katz

Norbert W. Young

Larry G. Swets, Jr.

John Jordan

Kristopher Thorne

1347 Investors LLC

FdG HVAC LLC

Annex II

Exhibit A

Opinion of Winston & Strawn LLP, counsel for the Company

Exhibit A—1

Exhibit B

Opinion of Counsel for the Selling Stockholders

Exhibit B—1